SUB-ITEM 77I: Terms of new or amended securities



77I(b) - Attached is the Class K Shares Exhibit to the
Multiple Class Plan of Federated Capital Appreciation
Fund, a portfolio of Federated Equity Funds. The information contained in the attached Exhibit serves as the description of Class K Shares as required by this Item.


CLASS K SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic
distribution and shareholder servicing arrangement for
the Class K Shares will consist of:
(i) sales by financial intermediaries to retirement
plans in consideration of payments financed by a Rule
12b-1 Plan, with shareholder services provided by the
retirement plan recordkeepers; and
 (ii) additionally, with respect to the Federated
Kaufmann Fund, (a) the issuance of Class K Shares as
provided in the Plan of Reorganization between the
Federated-Kaufmann Fund and the Kaufmann Fund, and
(b) additional investments by former Kaufmann Fund
shareholders and related persons with respect to the
other funds listed in this exhibit, sales by financial
intermediaries.
The principal underwriter, Federated Securities Corp.
and financial intermediaries through which shareholders
acquire or hold Class K Shares may receive a shareholder
service fee and may also receive additional payments for
distribution and administrative services under a Rule
12b-1 Plan. In connection with this arrangement, Class K
Shares will bear the following fees and
expenses:
                         Maximum Amount Allocated Class K
Fees and Expenses        Shares
Sales Load               None

Contingent Deferred

Sales Charge ("CDSC")    None

Redemption Fee           As set forth in the attached Schedule.

Shareholder Service Fee  As set forth in the attached Schedule

12b-1 Fee                As set forth in the attached Schedule

Other Expenses           Itemized expenses incurred by the Fund
                         with respect to holders of Class K
                         Shares as described in Section 3 of
                         the Multiple Class Plan


Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:      None



Exchange Rights:   With respect to the Kaufmann Fund, Class K
		   Shares may be exchanged for Class A Shares or Class K Shares of any other Fund. With respect to the other funds, Class K Shares may be exchanged for Class K Shares, including the Kaufmann Fund. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

redemption fee
For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares shall be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund. A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer sponsored retirement plans.



SCHEDULE OF FUNDS
OFFERING CLASS K SHARES

The Funds set forth on this Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple
Class                     12b-1        Shareholder     Redemption
Company           Series  Plan         Services Fee    Fee

Federated
American
Leaders
Fund, Inc.                0.50%        None            None


                Federated
Federated       Kaufmann
Equity Funds    Fund      0.50%        0.25%           0.20%


                Federated
                Capital
                Appreciation
                Fund      0.50%         None           None


                Federated
                Max-Cap
Federated       Index
Index Trust     Fund      0.50%         None           None


Federated
Stock and
Bond
Fund, Inc.                0.50%         None           None


                Federated
                Total
Total Return    Return
Bond Fund       Fund     0.50%          None           None


Federated
U.S.
Government
Securities
Fund: 2-5
Years                    0.50%          None           None















Current as of:  8/18/94